EXHIBIT 10.2

Execution Version

SECOND LIEN PLEDGE AND SECURITY AGREEMENT
Between
SM ENERGY COMPANY,
as Pledgor

and

UMB BANK, N.A.,
as Collateral Trustee

Effective as of June 17, 2020
Reference is made to the Intercreditor Agreement, dated as of June 17, 2020, among, inter alios, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Priority Lien Agent (as defined therein), and UMB BANK, N.A., as Second Lien Collateral Trustee (as defined therein) (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”). Each Parity Lien Secured Party that is secured hereunder, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the Second Lien Collateral Trustee on behalf of such Parity Lien Secured Party to enter into, and perform under, the Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Parity Lien Secured Party.
Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Security Documents (as defined in the Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

SECOND LIEN PLEDGE AND SECURITY AGREEMENT
THIS SECOND LIEN PLEDGE AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made effective as of June 17, 2020, by SM ENERGY COMPANY, a Delaware corporation with principal offices at 1775 Sherman Street, Suite 1200, Denver, Colorado 80203 (the “Pledgor”), in favor of UMB BANK, N.A., a national banking association with offices at 5555 San Felipe Street, Suite 870, Houston, Texas 77056, as Collateral Trustee (in such capacity, “Collateral Trustee”) for the benefit of the Parity Lien Secured Parties (as defined in the Indenture referred to below).
RECITALS
A. Pledgor and UMB Bank, N.A., as trustee (the “Trustee”), are entering into (i) that certain Indenture dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), by and between Pledgor and the Trustee pursuant to which Pledgor will issue $446,675,000 aggregate principal amount of its 10.00% Senior Secured Notes due 2025 (the “Notes”) subject to the terms and conditions set forth in the Indenture and (ii) that certain Collateral Trust Agreement, dated as of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time, the “Collateral Trust Agreement”) by and among Pledgor, the Trustee, the other Parity Lien Representatives party thereto from time to time and Collateral Trustee.
B. The Indenture requires that Pledgor grant to Collateral Trustee for the ratable benefit of the Parity Lien Secured Parties a security interest in the Collateral (as defined herein) to secure the payment and performance in full when due of the Parity Lien Obligations.
C. To secure the Parity Lien Obligations, Pledgor has agreed to grant to Collateral Trustee for the ratable benefit of the Parity Lien Secured Parties, a security interest in, all right, title and interest of Pledgor in the Collateral.
NOW, THEREFORE, (i) to comply with the terms and conditions of the Indenture and (ii) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Collateral Trustee hereby agree as follows:
ARTICLE 1
SECURITY INTEREST
Section 1.01 Pledge. Pledgor hereby pledges, assigns and grants to Collateral Trustee, for the benefit of the Parity Lien Secured Parties, a security interest in and right of set-off against the assets referred to in Section 1.02 (the “Collateral”) to secure the prompt payment and performance of the Parity Lien Obligations and the performance by Pledgor of this Agreement.
Section 1.02 Collateral. The Collateral consists of the following types or items of property which are now owned or hereafter acquired by Pledgor:

(a) 100% of the Capital Stock owned or held of record or beneficially by Pledgor in each of its Subsidiaries (other than its Immaterial Subsidiaries) that is not an Excluded Foreign Subsidiary.
(b)  (i) 65% of the outstanding voting Capital Stock and (ii) 100% of the outstanding non-voting Capital Stock owned or held of record or beneficially by Pledgor in each of its Subsidiaries (other than its Immaterial Subsidiaries) that is an Excluded Foreign Subsidiary, in each case, to the extent the pledge of such Capital Stock will not result in adverse tax consequences to Pledgor.
(c) (i) The certificates or instruments, if any, representing such membership interests and such units, (ii) all dividends (cash, stock or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such membership interests or such units, (iii) all replacements and substitutions for any of the property referred to in this Section 1.02, including, without limitation, claims against third parties, and (iv) the proceeds, interest, profits and other income of or on any of the property referred to in this Section 1.02.
It is expressly contemplated that additional securities or other property may from time to time be pledged, assigned or granted to Collateral Trustee, for the benefit of the Parity Lien Secured Parties, as additional security for the Parity Lien Obligations, and the term “Collateral” as used herein shall be deemed for all purposes hereof to include all such additional membership interests, units and property, together with all other property of the types described above related thereto.
Section 1.03 Transfer of Collateral. Subject to the Intercreditor Agreement, all certificates or instruments representing or evidencing the Pledged Securities shall be delivered to and held pursuant hereto by Collateral Trustee or a Person designated by Collateral Trustee and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, or (in the case of either certificated or uncertificated securities) Collateral Trustee shall have been provided with evidence that the Pledged Securities have been otherwise delivered to Collateral Trustee in accordance with Section 8.301 of the Code, all in form and substance satisfactory to Collateral Trustee. Notwithstanding the preceding sentence, subject to the Intercreditor Agreement, at Collateral Trustee’s sole discretion, all Pledged Securities must be delivered or transferred in such manner as to permit Collateral Trustee to meet the requirements of Section 8.303(a)(3) of the Code to the extent of its security interest. Subject to the Intercreditor Agreement, Collateral Trustee shall have the right, at any time in its sole discretion and without notice to Pledgor, to transfer to or to register in the name of Collateral Trustee or any of its nominees any or all of the Pledged Securities, subject only to the revocable rights specified in Section 4.02. In addition, subject to the Intercreditor Agreement, Collateral Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.
ARTICLE 2

DEFINITIONS
Section 2.01  Terms Defined Above. As used in this Agreement, the terms defined above shall have the meanings respectively assigned to them.
Section 2.02 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:
“Act of Parity Lien Debtholders” has the meaning set forth in the Collateral Trust Agreement.
“Code” means Articles 1 through 9 of the Uniform Commercial Code as in effect from time to time in the State of New York.
“Collateral Trust Agreement” has the meaning set forth in the preliminary statements hereto.
“Event of Default” means any event specified in Section 6.01.
“Intercreditor Agreement” has the meaning set forth in the legend appearing on the cover page of this Agreement.
“Obligor” means any Person, other than Pledgor, liable (whether directly or indirectly, primarily or secondarily) for the payment or performance of any of the Parity Lien Obligations whether as maker, co-maker, endorser, guarantor, accommodation party, general partner or otherwise.
“Pledged Securities” means all of the securities and other property (whether or not the same constitutes a “security” under the Code) referred to in Sections 1.02(a), 1.02(b) or 1.02(c) and all additional securities, if any, constituting Collateral under this Agreement.
“Secured Obligations” has the meaning set forth in Section 3.04 of this Agreement.
Section 2.03 Capitalized and Uncapitalized Terms. Unless otherwise defined herein, or the context hereof otherwise requires, each capitalized term defined in either the Indenture or the Code is used in this Agreement with the same meaning attributed thereto; provided, that, if the definition given to such term in the Indenture conflicts with the definition given to such term in the Code, the definition given to such term in the Indenture shall control to the extent legally allowable; and if any definition given to such term in Article 9 of the Code conflicts with the definition given to such term in any other article of the Code, the definition given to such term in Article 9 of the Code shall prevail. Unless otherwise indicated by the context herein, all uncapitalized terms that are defined in the Code shall have the respective meanings given to them in Articles 8 and 9 of the Code.

Section 2.04 Section References. Unless otherwise provided for herein, all references herein to Sections are to Sections of this Agreement.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
In order to induce Collateral Trustee to accept this Agreement, Pledgor represents and warrants to Collateral Trustee (which representations and warranties will survive the creation and payment of the Secured Obligations) that:
Section 3.01 Ownership of Collateral; Encumbrances. Pledgor is the record and beneficial owner of the Collateral, which is, except as otherwise permitted by the Indenture or any other applicable Parity Lien Document, free and clear of any Lien, and Pledgor has full right, power and authority to pledge, assign and grant a security interest in the Collateral to Collateral Trustee, for the benefit of the Parity Lien Secured Parties.
Section 3.02 No Required Consent. No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than the filing of financing statements in favor of Collateral Trustee) is required for the due execution, delivery and performance by Pledgor of this Agreement, the grant by Pledgor of the security interest granted by this Agreement or the perfection of such security interest.
Section 3.03 Pledged Securities. The Pledged Securities have been duly authorized and validly issued, and, with respect to Pledged Securities issued by a corporation, are fully paid and non-assessable.
Section 3.04 Second Priority Security Interest. The pledge of Pledged Securities pursuant to this Agreement, the delivery to Collateral Trustee of the certificates representing the Pledged Securities accompanied by stock powers duly executed in blank and the filing of appropriate financing statements in the relevant locations create a valid and perfected second priority security interest in the Collateral (subject to the Intercreditor Agreement and Liens expressly permitted under clauses (1), (7), (14), (17), (25), (30) and (32) of the definition of “Permitted Liens” in the Indenture), enforceable against Pledgor and all third parties (subject to the Intercreditor Agreement) and securing the payment of all Notes Obligations and all of the other Parity Lien Obligations of any Obligor (all such Notes Obligations and all such other Parity Lien Obligations, collectively, being the “Secured Obligations”). Collateral Trustee acknowledges that pursuant to the Security Documents associated with the Senior Secured Credit Agreement, Pledgor is required to deliver to the Priority Lien Agent (as defined in the Intercreditor Agreement) any certificates representing the Pledged Securities, accompanied by stock powers duly executed in blank, and that the Intercreditor Agreement governs the rights of Collateral Trustee with respect to such certificates and stock powers that have been so delivered to the Priority Lien Agent.
ARTICLE 4

COVENANTS AND AGREEMENTS
Pledgor will at all times comply with the covenants and agreements contained in this Article 4, from the date hereof and for so long as any part of the Secured Obligations (other than any indemnity which is not yet due and payable) are outstanding.
Section 4.01 Sale, Disposition or Encumbrance of Collateral. Except as permitted by the Indenture or by this Agreement, Pledgor will not in any way (a) encumber any of the Collateral, or (b) sell, pledge, assign, lend or otherwise dispose of or transfer any of the Collateral to or in favor of any Person (other than Collateral Trustee, for the benefit of the Parity Lien Secured Parties).
Section 4.02 Voting Rights; Dividends or Distributions. Until both (a) an Event of Default shall have occurred and be continuing and (b) either (i) the Notes Obligations have become due and payable at the end of their stated maturity and have not been paid, (ii) the other Secured Obligations have become due at their stated maturity and have not been paid, (iii) the Notes Obligations have been declared due and payable pursuant to Article Seven of the Indenture, or (iv) Collateral Trustee has given notice to Pledgor of Collateral Trustee’s intent to exercise its rights under Section 6.02, and, in each case, subject to the Intercreditor Agreement and the Collateral Trust Agreement:
(a) Pledgor shall be entitled to exercise any and all voting, management and/or other consensual rights and powers inuring to an owner of the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and the other Parity Lien Documents.
(b) Pledgor shall be entitled to receive and retain (free and clear of and no longer subject to this Agreement or the Lien created pursuant to this Agreement) any and all dividends, distributions and interest paid in respect of the Collateral; provided, however, that, subject to the Intercreditor Agreement, any and all
(i) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for (including, without limitation, any certificate, share or interest purchased or exchanged in connection with a tender offer or merger agreement), any Collateral,
(ii) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation, dissolution or reclassification, and
(iii) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Collateral, shall be, and shall be promptly delivered to Collateral Trustee to hold as, Collateral and shall, if received by Pledgor, be received in trust for the benefit of Collateral Trustee, be segregated from the other property or funds of Pledgor, and be promptly delivered to Collateral Trustee as Collateral in the same form as so received (with any necessary endorsement), provided, further, however, that in no event shall the foregoing proviso be applicable to, or prevent Pledgor from receiving and retaining any securities that are not pledged or intended or required to be pledged to Collateral Trustee pursuant to any Security Document, including this Agreement.
Section 4.03 Records and Information. Pledgor shall keep accurate and complete records of the Collateral (including proceeds, payments, distributions, income and profits). Pledgor will promptly provide written notice to Collateral Trustee of all information which in any way affects (a) the filing of any financing statement or other public notices or recordings pertaining to the perfection of a security interest in the Collateral or (b) the delivery and possession of items of Collateral for the purpose of perfecting a security interest in the Collateral.
Section 4.04 Certain Liabilities. Pledgor hereby assumes all liability for the Collateral, the security interest created hereunder and any use, possession, maintenance, management, enforcement or collection of any or all of the Collateral.
Section 4.05 Further Assurances. Upon the request of Collateral Trustee (including a request made at the direction of an Act of Parity Lien Debtholders pursuant to the Collateral Trust Agreement), subject to the Intercreditor Agreement, Pledgor shall (at Pledgor’s expense) execute (if applicable) and deliver all such assignments, certificates, instruments, securities, financing statements, notifications to financial intermediaries, clearing corporations, issuers of securities or other third parties or other documents and give further assurances and do all other acts and things as Collateral Trustee may reasonably request (including a request made at the direction of an Act of Parity Lien Debtholders pursuant to the Collateral Trust Agreement) to perfect Collateral Trustee’s interest in the Collateral or to protect, enforce or otherwise effect Collateral Trustee’s rights and remedies hereunder.
Section 4.06 Rights to Sell. Subject, in each case, to the Intercreditor Agreement, if Collateral Trustee shall determine to exercise its rights to sell all or any of the Collateral pursuant to its rights hereunder, Pledgor agrees that, upon request of Collateral Trustee (including a request made at the direction of an Act of Parity Lien Debtholders pursuant to the Collateral Trust Agreement), Pledgor will, at its own expense:
(a) execute and deliver, and use all reasonable efforts to cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the reasonable opinion of Collateral Trustee, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the “Securities Act”), if such registration is, in the reasonable opinion of Collateral Trustee, necessary or advisable to effect a public distribution of the Collateral, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the reasonable opinion of Collateral Trustee, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;
(b) use all reasonable efforts to qualify the Collateral under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by Collateral Trustee;
(c) use all reasonable efforts to cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act; and
(d) use all reasonable efforts to do or cause to be done all such others acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.
Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by Collateral Trustee by reason of the failure by Pledgor to perform any of the covenants contained in this Section 4.06 and consequently agrees that if Pledgor shall fail to perform any of such covenants, it shall pay (to the extent permitted by law), as liquidated damages, and not as penalty, an amount (in no event to exceed the amount of Secured Obligations then outstanding) equal to the value of the Collateral affected by Pledgor’s failure to perform any of the covenants contained in this Section 4.06 on the date Collateral Trustee shall demand compliance with this Section 4.06. Such amount is a reasonable approximation of the damages suffered by Collateral Trustee as a result of Pledgor’s failure to perform the covenants contained in this Section 4.06.
ARTICLE 5
RIGHTS, DUTIES AND POWERS OF COLLATERAL TRUSTEE
The following rights, duties and powers of Collateral Trustee are applicable irrespective of whether an Event of Default occurs and is continuing:
Section 5.01 Discharge Encumbrances. Collateral Trustee may, at its option, three (3) Business Days after receipt by Pledgor of prior written notice from Collateral Trustee of its intent to do so, discharge any Liens at any time levied or placed on the Collateral that are prohibited by the Indenture and that are not being contested in good faith by appropriate proceedings. Pledgor agrees to reimburse Collateral Trustee within five (5) days after demand for any payment so made, plus interest thereon from the date of Collateral Trustee’s demand at the rate per annum equal to 2% plus the rate otherwise applicable to the Notes at such time.
Section 5.02 Resignation or Removal of Collateral Trustee. Collateral Trustee may resign (or be removed) in accordance with Section 6.1 of the Collateral Trust Agreement, and shall be discharged of its rights, powers, duties and remedies in accordance with the Collateral Trust Agreement. Any successor Collateral Trustee appointed pursuant to the Collateral Trust

Agreement shall be entitled to all the rights, powers, duties and remedies of Collateral Trustee hereunder.
Section 5.03 Cumulative and Other Rights.
(a)  The rights, powers and remedies of Collateral Trustee hereunder are in addition to all rights, powers and remedies given by law or in equity. The exercise by Collateral Trustee of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any other rights of set-off.
(b) Collateral Trustee shall be entitled to rely upon written instructions given to it by an Act of Parity Lien Debtholders in requiring or requesting the performance of certain actions or the delivery of certain information to be delivered at the request of, or to the extent required by, Collateral Trustee hereunder.  Collateral Trustee shall be entitled to rely upon any written notice, statement, certificate, order or other document believed by it to be genuine and correct and to have been signed or sent by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.
(c) In addition to the rights of Collateral Trustee hereunder, Collateral Trustee shall have the rights, protections and immunities given to it as Collateral Trustee under the Indenture and the Collateral Trust Agreement, and such are incorporated by reference herein, mutatis mutandis.
(d) Collateral Trustee shall have no obligation to take any discretionary action hereunder, except pursuant to an Act of Parity Lien Debtholders.
Section 5.04 Disclaimer of Certain Duties. The powers conferred upon Collateral Trustee by this Agreement are to protect its interest in the Collateral and shall not impose any duty upon Collateral Trustee to exercise any such powers. Pledgor hereby agrees that Collateral Trustee shall not be liable for, nor shall the indebtedness evidenced by the Secured Obligations be diminished by, Collateral Trustee’s delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral.
Section 5.05 Custody and Preservation of the Collateral. Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral, it being understood and agreed, however, that Collateral Trustee shall not have responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Collateral Trustee has or is deemed to have knowledge of such matters, or taking any necessary steps to preserve rights against Persons or entities with respect to any Collateral.
ARTICLE 6
EVENTS OF DEFAULT

Section 6.01 Events. An “Event of Default” (as defined in the Indenture) which has occurred and is continuing shall constitute an Event of Default under this Agreement.
Section 6.02 Remedies. Subject, in each case, to the Intercreditor Agreement and the Collateral Trust Agreement, upon the occurrence and during the continuance of any Event of Default, Collateral Trustee may take any or all of the following actions without notice or demand to Pledgor (except that Collateral Trustee will not take any action in the case of paragraphs (b) and (f) below until five (5) Business Days after receipt by Pledgor of written notice from Collateral Trustee of its intent to do so):
(a) Subject to applicable provisions contained in the Indenture, declare all or part of the Secured Obligations immediately due and payable and enforce payment of the same by Pledgor or any Obligor.
(b) Sell, in one or more sales and in one or more parcels, or otherwise dispose of any or all of the Collateral in any commercially reasonable manner as Collateral Trustee may elect, in a public or private transaction, at any location as deemed reasonable by Collateral Trustee either for cash or credit or for future delivery at such price as Collateral Trustee may reasonably deem fair, and (unless prohibited by the Code, as adopted in any applicable jurisdiction) Collateral Trustee may be the purchaser of any or all Collateral so sold and may apply upon the purchase price therefor any Secured Obligations secured hereby. Any such sale or transfer by Collateral Trustee either to itself or to any other Person shall be absolutely free from any claim of right by Pledgor, including any equity or right of redemption, stay or appraisal which Pledgor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, Collateral Trustee shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. If Collateral Trustee reasonably deems it advisable to do so, it may restrict the bidders or purchasers of any such sale or transfer to Persons or entities who will represent and agree that they are purchasing the Collateral for their own account and not with the view to the distribution or resale of any of the Collateral. Collateral Trustee may, at its discretion, provide for a public sale, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Collateral Trustee may fix in the notice of such sale. Collateral Trustee shall not be obligated to make any sale pursuant to any such notice. Collateral Trustee may, without notice or publication, adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned. In the event any sale or transfer hereunder is not completed or is defective in the opinion of Collateral Trustee, such sale or transfer shall not exhaust the rights of Collateral Trustee hereunder, and Collateral Trustee shall have the right to cause one or more subsequent sales or transfers to be made hereunder. If only part of the Collateral is sold or transferred such that the Secured Obligations remain outstanding (in whole or in part), Collateral Trustee’s rights and remedies hereunder shall not be exhausted, waived or modified, and Collateral Trustee is specifically empowered to make one or more successive sales or transfers until all the Collateral shall be sold or transferred and all the

Secured Obligations are paid. In the event that Collateral Trustee elects not to sell the Collateral, Collateral Trustee retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Secured Obligations.
(c) Apply proceeds of the disposition of the Collateral to the Secured Obligations in any manner elected by Collateral Trustee and permitted by the Code or otherwise permitted by law or in equity. Such application may include, without limitation, the reasonable attorneys’ fees and legal expenses incurred by Collateral Trustee.
(d) Appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer by Collateral Trustee of the Collateral.
(e) Receive, change the address for delivery, open and dispose of mail addressed to Pledgor, and to execute, assign and endorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of Pledgor.
(f) Exercise all other rights and remedies permitted by law or in equity.
Section 6.03 Attorney-in-Fact. Subject to the Intercreditor Agreement, Pledgor hereby irrevocably appoints Collateral Trustee as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Collateral Trustee’s discretion upon the occurrence and during the continuance of an Event of Default, but at Pledgor’s cost and expense, three (3) Business Days after receipt by Pledgor of written notice from Collateral Trustee of its intent to do so, to, subject to the Intercreditor Agreement, take any action and to execute any assignment, certificate, financing statement, stock power, notification, document or instrument which Collateral Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.
Section 6.04 Liability for Deficiency. If any sale or other disposition of Collateral by Collateral Trustee in compliance with the Parity Lien Documents and applicable law or any other action of Collateral Trustee hereunder in compliance with the Parity Lien Documents and applicable law results in reduction of the Secured Obligations, such action will not release Pledgor from its liability to Collateral Trustee for any unpaid Secured Obligations, including (to the extent permitted by law) costs, charges and expenses incurred in the liquidation of Collateral, together with interest thereon until paid at the rate per annum equal to 2% plus the rate otherwise applicable to the Notes at such time, and the same shall be immediately due and payable to Collateral Trustee at Collateral Trustee’s address set forth in the opening paragraph of this Agreement.

Section 6.05 Reasonable Notice. If any applicable provision of any law requires Collateral Trustee to give reasonable notice of any sale or disposition or other action, Pledgor hereby agrees that ten (10) days’ prior written notice shall constitute reasonable notice thereof. Such notice, in the case of public sale, shall state the time and place fixed for such sale and, in the case of private sale, the time after which such sale is to be made.
Section 6.06 Pledged Securities. Subject, in each case, to the Intercreditor Agreement and the Collateral Trust Agreement, upon both (x) the occurrence and during the continuance of an Event of Default and (y) either (i) the Notes Obligations have become due and payable at the end of their stated maturity and have not been paid, (ii) the other Secured Obligations have become due at their stated maturity and have not been paid, (iii) the Notes Obligations have been declared due and payable pursuant to Article Seven of the Indenture, or (iv) Collateral Trustee has given notice to Pledgor of Collateral Trustee’s intent to exercise its rights under Section 6.02:
(a) All rights of Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 4.02 shall cease, and all such rights shall thereupon become vested in Collateral Trustee who shall thereupon have the sole right to receive and hold as Collateral such dividends and interest payments, but Collateral Trustee shall have no duty to receive and hold such dividends and interest payments and shall not be responsible for any failure to do so or delay in so doing.
(b) All dividends and interest payments which are received by Pledgor contrary to the provisions of this Section 6.06 shall be received in trust for the benefit of Collateral Trustee, shall be segregated from other funds of Pledgor and shall be promptly paid over to Collateral Trustee as Collateral in the same form as so received (with any necessary endorsement).
(c) Collateral Trustee may exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Securities as if it were the absolute owner thereof, including without limitation, the right to exchange at its discretion, any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of any issuer of such Pledged Securities or upon the exercise by any such issuer or Collateral Trustee of any right, privilege or option pertaining to any of the Pledged Securities and in connection therewith, to deposit and deliver any and all of the Pledged Securities with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but Collateral Trustee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.
Section 6.07 Non-judicial Enforcement. To the extent permitted by law, Collateral Trustee may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law Pledgor expressly waives any and all legal rights which might otherwise require Collateral Trustee to enforce its rights by judicial process.

ARTICLE 7
MISCELLANEOUS PROVISIONS
Section 7.01 Intercreditor Agreement. Notwithstanding any provision to the contrary in this Agreement, in the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall prevail. So long as the Priority Lien Agent is acting as bailee and as agent for perfection on behalf of Collateral Trustee pursuant to the terms of the Intercreditor Agreement, any obligation of Pledgor in this Agreement that requires (or any representation or warranty hereunder to the extent that it would have the effect of requiring) delivery of Collateral to, or the possession or control of Collateral with, Collateral Trustee shall be deemed complied with and satisfied (or, in the case of any representation or warranty hereunder, shall be deemed to be true) if such delivery of Collateral is made to, or such possession or control of Collateral is with, the Priority Lien Agent.
Section 7.02 Notices. All notices and other communications provided for hereunder shall be delivered in the manner provided in the Collateral Trust Agreement, in the case of Pledgor or Collateral Trustee, addressed to it at its address specified in Section 7.6 of the Collateral Trust Agreement; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall be effective when and as provided in the Collateral Trust Agreement.
Section 7.03 Amendments and Waivers. Collateral Trustee’s acceptance of partial or delinquent payments or any forbearance, failure or delay by Collateral Trustee in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of Pledgor or any Obligor, or of any right, power or remedy of Collateral Trustee; and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. Collateral Trustee may remedy any Event of Default hereunder or in connection with the Secured Obligations without waiving the Event of Default so remedied. Pledgor hereby agrees that if Collateral Trustee agrees to a waiver of any provision hereunder, or an exchange of or release of the Collateral, or the addition or release of any Obligor or other Person, any such action shall not constitute a waiver of any of Collateral Trustee’s other rights or of Pledgor’s obligations hereunder. This Agreement may be amended only by an instrument in writing executed jointly by Pledgor and Collateral Trustee and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof. Delivery of an executed counterpart of any amendment or waiver of any provision of this Agreement by facsimile, .pdf or any other electronic means of delivery shall be effective as delivery of an original executed counterpart thereof.
Section 7.04 Copy as Financing Statement. A photocopy or other reproduction of this Agreement may be delivered by Pledgor or Collateral Trustee to any financial intermediary or other third party for the purpose of transferring or perfecting any or all of the Pledged Securities to Collateral Trustee or its designee or assignee.

Section 7.05 Possession of Collateral. Collateral Trustee shall be deemed to have possession of any Collateral in transit to it or set apart for it (or, in either case, any of its agents, affiliates or correspondents).
Section 7.06 Redelivery of Collateral. Subject to the Intercreditor Agreement, if any sale or transfer of Collateral by Collateral Trustee results in full satisfaction of the Secured Obligations, and after such sale or transfer and discharge there remains a surplus of proceeds, Collateral Trustee will, subject to the Intercreditor Agreement, deliver to Pledgor such excess proceeds in a commercially reasonable time; provided, however, that Collateral Trustee shall not have any liability for any interest, cost or expense in connection with any delay in delivering such proceeds to Pledgor.
Section 7.07 Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. The terms and provisions of Sections 7.13 and 7.14 of the Collateral Trust Agreement are hereby incorporated herein by reference, mutatis mutandis, with the same force and effect as if fully set forth herein, and the parties hereto agree to such terms.
Section 7.08 Continuing Security Agreement.
(a) Except as otherwise provided by applicable law (including, without limitation, Section 9.620 of the Code), no action taken or omission to act by Collateral Trustee hereunder, including, without limitation, any exercise of voting or consensual rights pursuant to Section 6.06 or any other action taken or inaction pursuant to Section 6.02, shall be deemed to constitute a retention of the Collateral in satisfaction of the Secured Obligations or otherwise to be in full satisfaction of the Secured Obligations, and the Secured Obligations shall remain in full force and effect, until Collateral Trustee shall have applied payments (including, without limitation, collections from Collateral) towards the Secured Obligations in the full amount then outstanding or until such subsequent time as is hereinafter provided in subsection (b) below.
(b) To the extent that any payments on the Secured Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent the Secured Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received by Collateral Trustee, and Collateral Trustee’s security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to Section 7.09.
Section 7.09 Termination. The grant of a security interest hereunder (and all of Collateral Trustee’s rights, powers and remedies in connection therewith) shall remain and continue in full force and effect until released in accordance with the Collateral Trust Agreement. Upon the complete payment of the Secured Obligations (other than any indemnity which is not yet due and payable), Collateral Trustee, at the written request and expense of Pledgor, will release, reassign and transfer the Collateral to Pledgor and declare this Agreement to be of no further force or effect. Notwithstanding the foregoing, Section 4.04 and Section 7.08(b) shall survive the termination of this Agreement.
Section 7.10 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts. Each counterpart is deemed an original, but all such counterparts taken together constitute one and the same instrument. This Agreement becomes effective upon the execution hereof by Pledgor and delivery of the same to Collateral Trustee, and it is not necessary for Collateral Trustee to execute any acceptance hereof or otherwise signify or express its acceptance hereof. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, .pdf or any other electronic means of delivery shall be effective as delivery of an original executed counterpart thereof.
Section 7.11 Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.
Section 7.12 Interest. It is the intention of the parties hereto to conform strictly to usury laws applicable to Collateral Trustee or any other Parity Lien Secured Party. Accordingly, if the transactions contemplated hereby would be usurious under applicable state or federal law, then, notwithstanding anything to the contrary in this Agreement or in any other Parity Lien Document, it is agreed as follows: the aggregate of all consideration which constitutes interest under law applicable to Collateral Trustee or any other Parity Lien Secured Party that is contracted for, taken, reserved, charged or received under the Secured Obligations, this Agreement or under any other Parity Lien Document or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law,  in the event that the maturity of the Secured Obligations is accelerated for any reason, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to Collateral Trustee or any other Parity Lien Secured Party may never include more than such maximum amount, and excess interest, if any, provided for in this Agreement, any other Parity Lien Document or otherwise shall be cancelled automatically and, if theretofore paid, shall be credited by Collateral Trustee on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by Collateral Trustee to Pledgor). The right to accelerate the maturity of the Secured Obligations does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and neither Collateral Trustee nor any other Parity Lien Secured Party intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Collateral Trustee or any other Parity Lien Secured Party for the use, forbearance or detention of sums included in the initial Secured Obligations shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Secured Obligations until payment in full so that the rate or amount of interest on account of the relevant Secured Obligations does not exceed the applicable usury ceiling, if any.
[Signatures begin on next page]

PLEDGOR: SM ENERGY COMPANY

         By: /s/ David W. Copeland
        Name: David W. Copeland
        Title: Executive Vice President, General Counsel and Corporate Secretary

COLLATERAL TRUSTEE: UMB BANK, N.A., as Collateral Trustee

         By: /s/ Shazia Flores
        Name:  Shazia Flores
        Title:  Vice President

        [Signature Page to Pledge and Security Agreement]